Exhibit 10.10

HENDERSON GROUP PLC

RULES of the

HENDERSON GROUP PLC

DEFERRED EQUITY PLAN

Adopted at a meeting of the board of directors of

Henderson Group plc on 27 August 2008

Approved by the shareholders in general meeting

(as amended) on 4 May 2011

Amended by the Board on 4 May 2012

Amended by the Board with shareholder

approval on 1 May 2013

Re-approved by the shareholders in general

meeting (as amended) on 1 May 2014

Amended by the Board on 23 February 2015

1

25.	TERM OF PLAN	23

26.	AMENDMENTS AND TERMINATION	24

27.	MATCHING AWARD	24

28.	MISCELLANEOUS	24

29.	GOVERNING LAW	25

1.                                      DEFINITIONS

1.1               In the Rules of this Plan unless the context otherwise requires the following expressions shall have the following meanings respectively:

Allocation means an appropriation of Bonus Shares or Bonus Investment Fund Interests in favour of a Participant to be held during the Restricted Period by the Custodian subject to the Rules of the Plan and “Allocated” shall be construed accordingly;

Allocation Date means the date on which the Grantor makes an Allocation to a Participant;

ASX means ASX Limited (ABN 98 008 624 691) or any successor body to it;

the ASX Listing Rules means the Listing Rules of the ASX, as in force from time to time, as they apply to the Company;

Award means an appropriation of Restricted Shares or Restricted Investment Fund Interests in favour of a Participant to be held during the Restricted Period by the Custodian subject to the Rules of the Plan and “Awarded” shall be construed accordingly;

Award Date means the date on which the Grantor makes an Award to a Participant;

Bonus Investment Fund Interests means Investment Fund Interests Allocated to a Participant pursuant to a Voluntary Deferral in accordance with Rule 2.2;

Bonus Shares means Shares Allocated to a Participant pursuant to a Voluntary Deferral in accordance with Rule 2.2;

Committee means a committee of at least three directors of the Company appointed by the Directors to administer the Plan or, following a change of Control, the Committee as constituted immediately prior to the change of Control (provided that no such director shall participate in any determination relating to his or her own participation in the Plan);

Company means Henderson Group plc a company incorporated in Jersey with registered number 101484 and whose registered office is 47 Esplanade, St. Helier, Jersey JE1 0BD;

Control means control as defined by section 995 of the Income Tax Act 2007;

Custodian means in the case of a Participant who is not a US Participant, the Trustees, and in the case of a US Participant such person, body corporate, trustee or other entity as the Company may permit to hold on whatever terms are considered appropriate by the Company assets including cash for the purpose of Awards and Allocations US Participants;

Directors means the Board of Directors of the Company;

Disability means permanent disability within the meaning of any occupational pension scheme or permanent health insurance scheme established by any Employing Company of which the Participant is a member or in the absence of such scheme, as determined by the Committee;

Discretionary Employees’ Share Scheme means any Employees’ Share Scheme adopted by the Company in which participation is at the discretion of the board of directors of the Company (or any duly authorised committee thereof), other than (i) the Henderson Group PLC Company Share Option Plan and (ii) any other discretionary Employees’ Share Scheme adopted by the Company which is approved by the shareholders of the Company on the basis that such Employees’ Share Scheme is to be so excluded;

Eligible Employee means a bona fide employee of an Employing Company (including an executive director);

Employing Company means any company in the Henderson Group which employs employees;

Employees’ Share Scheme has the meaning given section 1166 of the Companies Act 2006;

Grantor means in the case of a Participant who is not a US Participant, the Trustees and in the case of a US Participant such person or body corporate as the Company may permit to grant Awards or Allocations to US Participants;

Henderson Group means the Company and its Subsidiaries and member of the Group shall be construed accordingly;

Investment Fund means a Unit Trust, an Investment Trust Company, an OEIC, a SICAV, a sub-fund of an OEIC or a sub-fund of a SICAV or a similar vehicle or mandate which is managed by Henderson Global Investors (Holding) plc, Henderson Fund Management plc or any Subsidiary of such companies or any other Subsidiary of the Company;

Investment Fund Interests means interests in Investment Funds, being Units, Investment Shares, OEIC Shares or SICAV Shares;

Investment Share means an ordinary share in the capital of an Investment Trust Company;

Investment Trust Company means an investment trust company within the meaning of section 1158 of the Corporation Tax Act 2010 the assets of which are managed by Henderson Global Investors (Holdings) plc, Henderson Fund Management plc or any Subsidiary of such companies or any other Subsidiary of the Company;

Matching Award means the right to receive (for nil cost) Shares or Investment Fund Interests on such terms and at such times as may be notified to the Participant at the Allocation Date or the Award Date (provided that no Matching Awards shall be granted on or after 1 January 2015, although for the avoidance of doubt, Shares and

Investment Fund Interests may be issued or transferred pursuant to Matching Awards granted prior to such date);

Mandatory Deferral has the meaning given in Rule 2.3;

OEIC means an open ended investment company with variable capital constituted pursuant to the Open Ended Investment Companies Regulations 2001 the assets of which are managed by Henderson Global Investors (Holdings) plc, Henderson Fund Management plc or any Subsidiary of such companies or any other Subsidiary of the Company;

OEIC Shares means a share in the capital of an OEIC which is available to be purchased by a member of the public;

Old Henderson means Henderson Group Plc incorporated in England and Wales with registered number 02072534 by whatever name from time to time;

Old Henderson Shares means fully paid and irredeemable ordinary shares in the capital of Old Henderson;

Participant means an Eligible Employee in respect of whose annual bonus the Committee determines the Plan shall be operated;

the Plan means the Henderson Group plc Deferred Equity Plan constituted by these Rules as amended from time to time;

Redundancy means redundancy within the meaning of the Employment Rights Act 1996;

Replacement Shares means Shares held by the Custodian on behalf of Participant in place of Shares or Investment Fund Interests pursuant to the Rules;

Replacement Investment Fund Interests means:

(a)                                 an Investment Fund Interest; or

(b)                                 shares or units in an investment vehicle managed by Henderson Global Investors (Holdings) plc, Henderson Fund Management plc or any Subsidiary of such companies which does not otherwise constitute an Investment Fund Interest and such shares or units will be treated as Investment Fund Interests for the purposes of the Plan, held in place of Shares or Investment Fund Interests pursuant to the Rules;

Restricted Period means the period of time commencing on the Award Date or Allocation Date (as the case may be) and ending on the date when the restrictions placed on the Bonus Shares or the Bonus Investment Fund Interests or the Restricted Shares or the Restricted Investment Fund Interests lapse;

Restricted Investment Fund Interests means Investment Fund Interests Awarded to a Participant pursuant to a Mandatory Deferral in accordance with Rule 2.3;

Restricted Shares means Shares Awarded to a Participant pursuant to a Mandatory Deferral in accordance with Rule 2.3;

Rules means these rules as amended from time to time;

SICAV means a societe d’investissement a capital variable organised under the laws of the Duchy of Luxembourg which is a recognised collective investment scheme under section 235 of the Financial Services and Markets Act 2000 the assets of which are managed by Henderson Global Investors (Holdings) plc, Henderson Fund Management plc or any Subsidiary of such companies or any other Subsidiary of the Company;

SICAV Share means a share in the capital of a SICAV which is available to be purchased by a member of the public;

Share means an ordinary share in the capital of the Company or any shares representing those shares;

Subsidiary means a company within the definition of section 1159 of the Companies Act 2006;

The Trustees means the trustees from time to time of the Henderson Employee Trust 2009 or any other trust which may be established in conjunction with the Plan;

Trust Deed means the trust deed of any employee benefit trust established in conjunction with the Plan amended from time to time;

Units means units in a Unit Trust;

Unit Trust means a UK authorised unit trust the assets of which are managed by Henderson Global Investors (Holdings) plc, Henderson Fund Management plc or any Subsidiary of such companies or any other Subsidiary of the Company;

US Participant means a Participant who is at any time subject to taxation in the United States of America; and

Voluntary Deferral has the meaning given in Rule 2.2.

1.2                               References to any legislation, regulation, enactment or similar shall include any statutory modification, amendment or re-enactment thereof for the time being in force.

1.3                               Words in the singular include the plural and vice versa unless, in either case, the context otherwise requires or otherwise stated.

2.                                      ALLOCATIONS AND AWARDS

2.1                               The Plan shall be operated in connection with the annual bonus arrangements of such Eligible Employees as the Committee may, in its absolute discretion, determine.

2.2                               The Committee may, if it so determines in its absolute discretion, invite Participants to elect to receive all or a proportion of their annual bonus (on a pre or post tax basis) in the form of Shares and/or Investment Fund Interests (which shall be known as Bonus Shares or Bonus Investment Fund Interests for the purposes of this Plan) and/or a combination thereof (as determined by the Committee, or, if the Committee so determines, at the choice of Participants) (a “Voluntary Deferral”).

2.3                               The Committee may, if it so determines in its absolute discretion, specify an amount in excess of which any amount of a Participant’s annual bonus (on a pre or post tax basis) shall be receivable in the form of Shares and/or Investment Fund Interests (which shall be known as Restricted Shares or Restricted Investment Fund Interests for the purposes of this Plan) and/or a combination thereof (as determined by the Committee, or, if the Committee so determines, at the choice of Participants) (a “Mandatory Deferral”).

2.4                               If a Participant elects for a Voluntary Deferral of his annual bonus and it is determined that there shall also be a Mandatory Deferral in respect of that same annual bonus:

(a)                 the amount of such annual bonus determined to be subject to Mandatory Deferral shall be subject to Mandatory Deferral in accordance with such determination;

(b)                 the election for Voluntary Deferral shall only be applied in respect of an amount of such annual bonus equal to the amount (if any) by which the amount subject to the election for Voluntary Deferral exceeds the amount subject to Mandatory Deferral; and

(c)                  the Committee may, in its absolute discretion, determine that the Mandatory Deferral pursuant to this clause of the amount of such annual bonus which would otherwise also have been subject to Voluntary Deferral shall be on the basis that the Restricted Shares or Restricted Investment Fund Interests Awarded pursuant to such Mandatory Deferral shall continue to be held by the Custodian as Bonus Shares or Bonus Investment Fund Interests from the end of the initial Restricted Period as it relates to Restricted Shares or Restricted Investment Fund Interests until the end of the Restricted Period as it relates to Bonus Shares or Bonus Investment Fund Interests.

2.5                               Following determination of the amount of the annual bonus to which a Participant is entitled, the Committee shall determine the amount of such annual bonus subject to a Voluntary Deferral and/or Mandatory Deferral in accordance with the elections and/or determinations pursuant to clauses 2.2 to 2.4 above.

2.6                               No Matching Awards shall be made on or after 1 January 2015 (although, for the avoidance doubt, Shares or Investment Fund Interests may be issued or transferred pursuant to Matching Awards granted prior to such date).

3.                                      EXERCISE OF DISCRETION BY THE GRANTOR

On receipt of a recommendation from the Committee under Rule 2.6, 4.1 or 4A.1, the Grantor shall decide whether to make or procure Allocations and/or Awards and/or Matching Awards in accordance with such recommendations and shall notify the Company of its decision.

4.                                      BONUS SHARES AND BONUS INVESTMENT FUND INTERESTS

4.1                               Within 14 days of the determination in Rule 2.5, the Committee shall recommend to the Grantor:

(a)                 the cash sum that it wishes the Grantor (subject to the Grantor having sufficient funds) to apply, or procure the application of, in the acquisition of Shares and/or Investment Fund Interests; and

(b)                 that the Grantor shall apply such Shares and/or Investment Fund Interests in making Allocations to such Participants as the Committee determines.

4.2                               A Participant may, at the discretion of the Committee, be invited to choose to receive all or part of his Allocation in the form of shares or units in an investment vehicle managed by Henderson Global Investors (Holdings) plc, Henderson Fund Management plc or any Subsidiary of such companies which does not otherwise constitute an Investment Fund Interest and such shares or units will be treated as Bonus Investment Fund Interests for the purposes of the Plan.

4.3                               Once given, an election to make a Voluntary Deferral may not be withdrawn but a Participant may elect to alter the Bonus Shares or Bonus Investment Fund Interests held on his behalf:

(a)                 on one occasion during the Restricted Period relating to such Bonus Shares or Bonus Investment Fund Interests (by notification in accordance with clause 4.4 to the Custodian to hold Replacement Shares or Replacement Investment Fund Interests in place of Bonus Shares or Bonus Investment Fund Interests held by the Custodian on behalf of the Participant); or

(b)      in accordance with Rule 20.

4.4                               A notification given by a Participant under Rule 4.3(a) must:

(a)                 be in writing;

(b)                 specify the form of any Replacement Investment Fund Interests or Replacement Shares to be held by the Custodian. For the avoidance of doubt, a notification under Rule 4.3(a) may request the Custodian to hold Replacement Investment Fund Interests in place of existing Bonus Shares or to hold Replacement Shares in place of existing Bonus Investment Fund Interests; and

(c)                  include an undertaking by the Participant to comply with any arrangements required by the Custodian or any Employing Company for the discharge of any taxation or national insurance (or the equivalent in any other jurisdiction) liability (including employer’s national insurance contributions) (“Taxation Liabilities”) arising as a result of the alteration of Bonus Shares or Bonus Investment Fund Interests. Such arrangements may, at the discretion of the Custodian or the Employing Company, include the sale of sufficient shares or investments by the Custodian to discharge any Taxation Liabilities.

4.5                               The Custodian shall hold Replacement Shares and Replacement Investment Fund Interests acquired pursuant to Rule 4.3 on the same terms as the original Bonus Shares or Bonus Investment Fund Interests to which they relate.

4A                                RESTRICTED SHARES AND RESTRICTED INVESTMENT FUND INTERESTS

4A.1                      Within 14 days of the determination in Rule 2.5, the Committee shall recommend to the Grantor:

(a)                 the cash sum that it wishes the Grantor (subject to the Grantor having sufficient funds) to apply, or procure the application of, in the acquisition of Shares and/or Investment Fund Interests; and

(b)                 that the Grantor shall apply such Shares and/or Investment Fund Interests in making Awards to such Participants as the Committee determines.

4A.2                      Any Participant may, at the discretion of the Committee, be invited to choose to receive all or part of his Award in the form of shares or units in an investment vehicle managed by Henderson Global Investors (Holdings) plc, Henderson Fund Management plc or any Subsidiary of such companies which do not otherwise constitute an Investment Fund Interest and such shares or units will be treated as Restricted Investment Fund Interests for the purposes of the Plan.

4A.3                      Any Restricted Shares or Restricted Investment Fund Interests held by the Custodian may, if the Committee so determines in its absolute discretion, be altered:

(a)                 on one occasion during the Restricted Period relating to such Restricted Shares or Restricted Investment Fund Interests (by notification to the Custodian to hold Replacement Shares or Replacement Investment Fund Interests in place of Restricted Shares or Restricted Investment Fund Interests held by the Custodian on behalf of the Participant; or

(b)                 in accordance with Rule 20.

4A.4                      A notification given by a Participant under Rule 4A.3(a) must comply with the requirements of Rule 4.4 as if such clause referred to Restricted Shares and Restricted Investment Fund Interests in place of Bonus Shares and Bonus Investment Fund Interests respectively.

4A.5                      The Custodian shall hold Replacement Shares or Replacement Investment Fund Interests acquired pursuant to Rule 4A.3(a) on the same terms as the original Restricted Shares or Restricted Investment Fund Interests to which they relate.

5.                                      USE OF FUNDS

5.1                               Should the Grantor decide to make or procure Allocations and/or Awards in accordance with Rule 3:

(a)                 within seven days of receiving a notification from the Grantor under Rule 3 the Committee shall transfer or procure the transfer to the Grantor or to such person as it may direct of the monetary amount required to enable the Grantor to make such Allocations and/or Awards; and

(b)                 any monetary amount provided under Rule 5.1(a) or otherwise shall be applied in the acquisition or procuring the acquisition of the maximum number of Shares and Investment Fund Interests as can be acquired with the monetary amount provided as soon as practicable and in any event not later than 7 days after the receipt of such monetary amount (or, if later, the first available investment date in respect of any Investment Fund) at the best price reasonably obtainable. The Grantor shall have discretion to purchase or procure the purchase of fewer Shares or Investment Fund Interests than the number recommended to it if it has insufficient cash to acquire or procure the acquisition of the number recommended.

6.                                      PLAN LIMITS

6.1                               The maximum number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares and Old Henderson Shares which have been allocated in the previous 10 years under the Plan and under any other Discretionary Share Scheme adopted by the Company or Old Henderson, exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

6.2                               The maximum number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares and Old Henderson Shares which have been allocated in the previous 10 years under the Plan and under any other Employees’ Share Scheme adopted by the Company or Old Henderson, exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

6.3                               References in this Rule 6 to the “allocation” of Shares shall mean:

(a)                 in the case of any option, conditional share award or other similar award pursuant to which Shares may be acquired:

(i)                                     the grant of the option, conditional share award or other similar award to acquire Shares, pursuant to which Shares may be issued; and

(ii)                                  in so far as not previously taken into account under (i) above from the date of grant, any subscription for Shares which are issued for the purpose of satisfying any option, conditional share award or other similar award to acquire Shares; and

(b)                 in relation to other types of Employees’ Share Scheme, the issue and allotment of Shares,

and references to “allocated” in this Rule 6 shall be construed accordingly.

6.4                               In determining the above limits no account shall be taken of

(a)                 any allocation (or part thereof) where the option, conditional share award or other similar award to acquire Shares was released, lapsed or otherwise became incapable of vesting;

(b)                 any allocation (or part thereof) in respect of which the Committee has determined shall be satisfied otherwise than by the issue of Shares; and

(c)                  such number of additional Shares as would otherwise have been issued on the exercise of an option for monetary consideration (the exercise price) but in respect of which the exercise price is not paid, in substitution for the issue of such lesser number of shares as have a market value equal only to the gain which the optionholder would have made on exercise (equity-settled SAR alternative).

6.5                               References to the issue and allotment of Shares shall include the transfer of treasury shares, but only until such time as the guidelines issued by institutional investor bodies cease to provide that they need to be so included.

6.6                               Awards, Allocations and Matching Awards made to a Participant who is an executive director of the Company (and which relate to Shares) may only be made in relation to existing Shares purchased in the market.

7.                                      NOTIFICATION OF AWARDS/ALLOCATIONS

7.1                               The Committee shall notify each Participant to whom the Committee has recommended to the Grantor that an Award, Allocation or Matching Award be made of its recommendation.

7.2                               The notification shall contain such terms and conditions as may be imposed in accordance with Rule 8.1.

7.3                               Nothing contained in the Plan or any resolutions adopted or to be adopted by the Directors or by the shareholders of the Company shall constitute the making of an Award, Allocation or Matching Award under the Plan.

8.                                      TERMS OF AWARDS/ALLOCATIONS

8.1                               The Committee shall recommend to the Grantor the terms and conditions of each Award, Allocation or Matching Award (including the date on which the Restricted Period relating to the Shares and/or Investment Fund Interests comprised in such Awards or Allocations expires) and the Grantor, subject to its discretion, shall make such Award, Allocation or Matching Award on such terms. The Committee shall provide for such terms in the notification provided in accordance with Rule 7. Any terms and conditions attaching to an Award, Allocation or Matching Award must be consistent with the purposes and provisions of the Plan, but need not be the same in each case.

8.2                               In relation to each Award or Allocation, the Grantor may appropriate or procure the appropriation of such number of Restricted Shares or Restricted Investment Fund Interests or Bonus Shares or Bonus Investment Fund Interests as it may decide.

8.3                               The terms attaching to an Award, Allocation or Matching Award may include, without limitation, a condition that the making of an Award, Allocation or Matching Award is subject to the surrender for cancellation of any or all previous Awards, Allocations or Matching Awards made to that Participant.

8.4                               Any stamp duty chargeable on the instruments of transfer entered into pursuant to each Award, Allocation or Matching Award shall be borne by the Grantor or Custodian as the Grantor shall determine.

8.5                               Unless a Participant is notified otherwise, any management costs chargeable by reference to the holding of Investment Fund Interests shall be borne by the relevant Participant including by way of cancellation or reduction or other variation of his Investment Fund Interests.

9.                                      TERMS OF BONUS SHARES AND BONUS INVESTMENT FUND INTERESTS

9.1                               Bonus Shares and Bonus Investment Fund Interests shall (save where such Bonus Shares and Bonus Investment Fund Interests are forfeited in accordance with Rule 14) be registered in the name of the Custodian until the end of the Restricted Period specified in respect of those Bonus Shares and Bonus Investment Fund Interests. The Custodian shall hold the Bonus Shares and the Bonus Investment Fund Interests as nominee for the relevant Participant on and subject to the terms of the Plan.

9.2	(a)

During the Restricted Period the Participant must not sell or dispose of any interest in Bonus Shares or Bonus Investment Fund Interests whether by way of sale, assignment, gift, security or otherwise, except (i) as permitted under Rule 21 or (ii) in relation to Investment Fund Interests as permitted under Rule 20.

(b)	If the Participant purports to deal with Bonus Shares or Bonus Investment Interests in contravention of Rule 9.2(a), the Participant shall forfeit the

Bonus Shares or Bonus Investment Fund Interests in accordance with the provisions of Rule 14.2

9.3                               As soon as practicable following the end of the Restricted Period in respect of any Bonus Shares or Bonus Investment Fund Interests the Custodian shall, unless a Participant has otherwise directed it:

(a)                 execute an instrument of transfer in relation to such Bonus Shares or Bonus Investment Fund Interests in favour of the Participant (or his personal representative) or as the Participant directs; and

(b)                 transfer to the Participant the share certificates or holding statements (as the case may be), and any other documents of title, evidencing the Bonus Shares or Bonus Investment Fund Interests.

9.4                               This Rule 9.4 applies if, in relation to any transfer of any Bonus Shares or Bonus Investment Fund Interests, the Grantor, Custodian or the employer or former employer of any Participant is obliged under legislation or regulations relevant to the Grantor, Custodian, the employer, the former employer or the Participant to account for tax or other liabilities in relation to those Bonus Shares or Bonus Investment Fund Interests: in any such case the Custodian shall, to the extent it does not hold any cash on behalf of the Participant, sell (or procure that there are sold) on behalf of the Participant sufficient of the Bonus Shares or Bonus Investment Fund Interests which would otherwise be transferred to the Participant so that the net proceeds of sale are as nearly as possible equal to, but not less than, the Company’s best estimate (calculated in good faith) of the payment which the Custodian or the employer or the former employer is required to pay to the appropriate authorities. The Custodian shall account to the relevant authorities, or shall pay the employer or former employer for it to account to the relevant authorities, the net proceeds of any such sale. The Participant shall do all such things and execute all such documents as the Custodian or Grantor may reasonably require in connection with such sale. This Rule 9.4 does not apply, however, if the Participant makes alternative arrangements to the satisfaction of the Grantor, Custodian, his employer or former employer for discharging the relevant liability.

10.                               RESTRICTED PERIOD

10.1                        The Restricted Period shall commence on the Allocation Date or the Award Date (as the case may be) and shall end on the date or dates specified by the Grantor in respect of such Allocation or Award (which shall not be less than one year (save in calendar year 2011 when the Restricted Period may be less than one year) nor more than five years from the Allocation Date or Award Date) or on such other date as is determined in accordance with the rules of the Plan (and for the avoidance of doubt, Awards and Allocations may be subject to different Restricted Periods in respect of different proportions of the Bonus Shares or Bonus Investment Fund Interests and Restricted Shares or Restricted Investment Fund Interests (as applicable) comprised in such Allocations and Awards).

10.2                        Where the provisions of Rule 2.4(c) apply, the Grantor shall specify the proportion of the Restricted Period which shall apply to the Shares or Investment Fund Interests held by the Custodian as Restricted Shares or Restricted Investment Fund Interests and the proportion which shall apply to the Shares or Investment Fund Interests held by the Custodian as Bonus Shares or Bonus Investment Fund Interests

11.                               TERMS OF RESTRICTED SHARES AND RESTRICTED INVESTMENT FUND INTERESTS

11.1                        Restricted Shares and Restricted Investment Fund Interests shall (save where such Restricted Shares and Restricted Investment Fund Interests are forfeited in accordance with Rule 14) be registered in the name of the Custodian until the end of the Restricted Period specified in respect of those Restricted Shares and Restricted Investment Fund Interests. The Custodian shall hold the Restricted Shares and the Restricted Investment Fund Interests as nominee for the relevant Participant on and subject to the terms of the Plan.

11.2                        (a)                 During the Restricted Period the Participant must not sell or dispose of any interest in Restricted Shares or Restricted Investment Fund Interests whether by way of sale, assignment, gift, security or otherwise, except (i) as permitted under Rule 21 or (ii) in relation to Investment Fund Interests as permitted under Rule 20;

(b)                 If the Participant purports to deal with Restricted Shares or Restricted Investment Interests in contravention of Rule 11.2(a), the Participant shall forfeit the Restricted Shares or Restricted Investment Fund Interests in accordance with the provisions of Rule 14.1.

11.3                        Save where Rule 2.4(c) applies, as soon as practicable following the end of the Restricted Period in respect of any Restricted Shares or Restricted Investment Fund Interests the Custodian shall, unless a Participant has otherwise directed it:

(a)                 execute an instrument of transfer in relation to such Restricted Shares or Restricted Investment Fund Interests in favour of the Participant (or his personal representative) or as the Participant directs; and

(b)                 promptly transfer to the Participant the share certificates or holding statements (as the case may be), and any other documents of title, evidencing the Restricted Shares or Restricted Investment Fund Interests.

11.4                        This Rule 11.4 applies if, in relation to any transfer of Restricted Shares or Restricted Investment Fund Interests, the Grantor, Custodian or the employer or former employer of any Participant is obliged under legislation or regulations relevant to the Grantor, Custodian, the employer, the former employer or the Participant to account for tax or other liabilities in relation to those Restricted Shares or Restricted Investment Fund Interests: in any such case the Custodian shall, to the extent it does not hold any cash on behalf of the Participant, sell (or procure that there are sold) on behalf of the Participant sufficient of the Restricted Shares or Restricted Investment Fund Interests which would otherwise be transferred to the Participant so that the net proceeds of sale are as nearly as possible equal to, but not less than, the Company’s best estimate (calculated in good faith) of the payment which the Custodian or the employer or the former employer is required to pay to the appropriate authorities. The Custodian shall account to the relevant authorities, or shall pay the employer or former employer for it to account to the relevant authorities, the net proceeds of any such sale. The Participant shall do all such things and execute all such documents as the Custodian or Grantor may reasonably require in connection with such sale. This Rule 11.4 does not apply, however, if the Participant makes alternative arrangements to the satisfaction of the Grantor, Custodian, his employer or former employer for discharging the relevant liability.

12.                               RIGHTS OF PARTICIPANTS

12.1                        If the Company or an Investment Trust Company offers to the holders of Shares or Investment Shares (as appropriate) the right to elect to receive shares wholly or partly in lieu of a cash dividend the Participants may (to the extent entitled to receive such dividends) instruct the Custodian to elect to receive such shares which shall be registered in the name of the relevant Participants.

12.2                        The Participant shall not have the right to exercise the voting rights attaching to Bonus Shares or Bonus Investment Fund Interests or Restricted Shares or Restricted Investment Fund Interests.

12.3                        At the time of granting an Award or Allocation the Grantor shall determine, upon the Committee’s recommendation, whether any dividends and/or other distributions with respect to Bonus Shares and Bonus Investment Fund Interests or Restricted Shares and Restricted Investment Fund Interests shall be received by the Custodian on behalf of the Participant or whether the Participant shall have no entitlement to receive such dividends and/or other distributions.

Where dividends and/or other distributions are received on behalf of the Participant the Grantor shall determine whether such amounts be:

(a)                 paid to the Participant during the Restricted Period;

(b)                 paid (on a net of tax basis) and, in the case of cash dividends or distributions, together with interest credited upon the same at the rate determined by the Grantor, to the Participant upon the release of the Shares and/or Investment Fund Interests to which they relate provided that if such Shares or Investment Fund Interests are forfeited, the Participant shall have no right to receive them or any interest that may have been earned thereon; and/or

(c)                  applied by the Custodian to enhance the Award or Allocation by using the net of tax dividend or distribution (or proceeds of sale thereof) at the time of payment to acquire further Shares or Investment Fund Interests to be held upon the terms of the Award or Allocation (as appropriate).

12.4                        Where the Participant has no entitlement to receive dividends or other distributions, the Custodian shall be entitled to retain or waive its entitlement to such amounts.

12.5                        The notification given by the Committee in accordance with Rule 7 shall confirm which of the recommendations in Rule 12.3 the Committee has made to the Grantor.

12.6                        Nothing in this Plan or in a Participant’s contract of employment shall be construed as giving to any Participant a right to receive an Award or Allocation under the Plan.

13.                               TERMINATION OF EMPLOYMENT

13.1                        (a)                 Except as otherwise provided in the notification provided in accordance with Rule 7, where a Participant ceases to be employed by an Employing Company during the Restricted Period by reason of:

(i)	death, Disability or Redundancy; or

(ii)	the transfer of the undertaking or part of the undertaking in which the Participant is employed other than to another company in the Group,

subject to rule 13.3, his Award or Allocation shall continue subject to the applicable Restricted Period PROVIDED THAT where the reason for cessation is death or Disability by reason of terminal illness, the Grantor may, in its absolute discretion with the consent of the Committee, determine that the Restricted Period shall end immediately.

(b)                 Where the Restricted Period ends early in accordance with Rule 13.1(a) the Shares or Investment Fund Interests subject to an Award or Allocation shall be transferred to the Participant or the Participant’s personal representatives, as appropriate.

13.2                        (a)                 Subject to Rule 13.2(b), where a Participant ceases to be employed by an Employing Company for any reason other than a reason listed in Rule 13.1(a) during the Restricted Period:

(i)	any Award, and any Restricted Shares or Restricted Investment Fund Interests comprised in such Award, will be forfeited pursuant to Rule 14;

(ii)

subject to Rule 13.3, any Allocation (and the Bonus Shares or Bonus Investment Fund Interests comprised in such Allocation) shall continue subject to the applicable Restricted Period, save where the Grantor, in its absolute discretion and with agreement of the

Committee, determines that such Allocation shall be forfeited in accordance with Rule 14;

(b)                 The Grantor may, in its absolute discretion with the consent of the Committee, determine that any cessation of employment may be treated as falling within Rule 13.1 after giving due consideration to the circumstances of the cessation and the Participant’s service with the Company since the date an Award or Allocation was made.

13.3                        Where, following a Participant ceasing to be employed by an Employing Company for any reason, a Participant’s Award or Allocation would otherwise continue subject to a Restricted Period in respect of 2,000 Shares or fewer (or the equivalent value of Investment Fund Interests at the relevant market values at such time), the Restricted Period shall end immediately.

14.                               FORFEITURE

14.1                        Where Rule 13.2(a)(i) or Rule 11.2(b) applies, or in the event of the Participant becoming bankrupt, any Restricted Shares and Restricted Investment Fund Interests held on behalf of the Participant shall be immediately forfeited.

14.2                        Where the Grantor has so determined under Rule 13.2(a)(ii) or where Rule 9.2(b) applies, or in the event of the Participant becoming bankrupt, any Bonus Shares and Bonus Investment Fund Interests held on behalf of the Participant shall be immediately forfeited.

14.3                        At any time prior to the end of the Restricted Period, an Award or Allocation shall be forfeit to the extent determined by the Grantor (and for the avoidance of doubt the Grantor may determine that an Award or Allocation may be forfeited in whole or in part):

(a)                 where the Committee determines that there has been a material misrepresentation in relation to the performance of the Company [or a member of the Group, business unit or Investment Fund](1) and/or the Participant on the basis of which the amount of the annual bonus to which a Participant was entitled was determined or the Committee made any determination or recommendation as to the extent to which any Award or Allocation be granted, including (but not limited to): (i) a misstatement of the financial results and/or health of the Company [or a member of the Group, business unit or Investment Fund](1) prior to or during a relevant Restricted Period; (ii) an erroneous calculation in relation to the results of the Company [or a member of the Group, business unit or Investment Fund](1) or other performance benchmark; (iii) errors in the financial statements of the Company [or a member of the Group, business unit or Investment Fund](1); or (iv) discrepancies in the financial accounts prior to or during for a relevant Restricted Period,

(1) Words in square brackets inserted to apply to Awards granted on or after 23 February 2015.

whether or not arising from fraud or reckless behaviour on the part of any director or employee of the Company or any member of the Group [and, for the avoidance of doubt, whether or not the Participant was responsible for such misrepresentation](2);

(b)                 where the Committee determines that there has been a material failure of risk management [in respect of: (i) the Company; (ii) any member of the Group or business unit for which the Participant performs a role or has responsibility; and/or (iii) any Investment Fund to which the Participant’s role relates or for which the Participant has responsibility, whether or not the Participant is responsible for such failure](2);

(c)                  where the Committee determines that there is reasonable evidence of misbehaviour by the Participant;

(d)                 in respect of an Award granted on or after 23 February 2015, where the Board determines that:

(A)                               the vesting of an Award is not sustainable according to the financial situation of the Company; and/or

(B)                               the vesting of an Award to the extent to which it would otherwise vest is not justified according to, and/or that there has been a material downturn in, the performance of: (i) the Company; (ii) any member of the Group or business unit for which the Participant performs a role or has responsibility; (iii) any Investment Fund to which the Participant’s role relates or for which the Participant has responsibility; and/or (iv) the Participant; or

(e)                  in respect of an Award granted on or after 23 February 2015, immediately upon the Participant ceasing to be an employee of any member of the Group by reason of dismissal for misconduct (for the avoidance of doubt, including but not limited to gross misconduct).

14A.                      CLAW-BACK OF OVERPAYMENT OF AWARD

14A.1               In respect of an Award or Allocation made on or after 23 February 2015, a claw-back may be imposed by the Committee (“Claw-Back”) at any time prior to the third anniversary of the date on which the Shares or Investment Fund Interests are issued or transferred to a Participant:

(a)                 where the Committee determines that there has been a material misrepresentation in relation to the performance of the Company or a member of the Group, business unit or Investment Fund and/or the Participant on the basis of which the amount of the annual bonus to which a Participant was entitled was determined or the Committee made any determination or recommendation as to:

(2) Words in square brackets inserted on 23 February 2015.

(A)                               the extent to which any Award or Allocation be granted or

(B)                               the number of Shares or Investment Fund Interests released, transferred or issued (as applicable) to the Participant,

including (but not limited to): (i) a misstatement of the financial results and/or health of the Company or a member of the Group, business unit or Investment Fund prior to or during the relevant Restricted Period; (ii) an erroneous calculation in relation to the results of the Company or a member of the Group, business unit or Investment Fund or other performance benchmark; (iii) errors in the financial statements of the Company or a member of the Group, business unit or Investment Fund; or (iv) discrepancies in the financial accounts prior to or during a relevant Restricted Period, whether or not arising from fraud or reckless behaviour on the part of any director or employee of the Company or any member of the Group;

(b)                 where the Participant ceases to be an employee of any member of the Group by reason of dismissal for misconduct (for the avoidance of doubt, including but not limited to gross misconduct);

(c)                  where the Committee determines that there has been a material failure of risk management for which the Participant has direct or indirect responsibility in respect of: (i) the Company; (ii) any member of the Group or business unit for which the Participant performs a role or has responsibility; and/or (iii) any Investment Fund to which the Participant’s role relates or for which the Participant has responsibility.

14A.2               The manner in which the Claw-Back shall be made by the Remuneration Committee is as follows:

(a)                 the Company shall serve a notice in writing on each Participant concerned setting out:-

(i)                     the date of the Award or Allocation;

(ii)                  the total number of Shares or Investment Fund Interests comprised in an Award or Allocation which were issued or transferred to the Participant;

(iii)               the number of such Shares or Investment Fund Interests which are subject to the Claw-Back calculated, if the Committee so decides, after taking account of the tax and social security contributions paid by the Participant (“Claw-Back Shares” or “Claw-Back Investment Fund Interests”); and

(iv)              the Market Value of the Claw-Back Shares or Claw-Back Investment Fund Interests, as at the date the Claw-Back Shares or Claw-Back Investment Fund Interests were issued or transferred (“Cash Equivalent”);

(b)                 so far as the Committee shall consider practicable, any Claw-Back shall be implemented by:

(i)                     a reduction in the number of Shares or Investment Fund Interests under the Plan or any other Discretionary Share Plan operated by the Company which would otherwise be transferred, released or issued to the Participant or vest for or be released to the Participant on any future date; or

(ii)                  a withholding of any cash amount otherwise due to the Participant under any bonus scheme[, phantom share scheme or other cash based incentive scheme](3) of the Company or any member of the Group (on a pre- or post-tax basis, as determined by the Committee); or

(iii)               a deduction from any other sum owed to the Participant (which may include unpaid salary and/or pension contributions) on a pre- or post-tax basis, as determined by the Committee,

up to the number of Claw-Back Shares and/or Claw-Back Investment Fund Interests or their Cash Equivalent; and

(c)                  if the Participant ceases at any time to be a Participant in the Plan and/or any other Discretionary Employees’ Share Scheme operated by the Company, or the number of Shares and/or Investment Fund Interests which may be transferred on or following any future date under the Plan and/or any other Discretionary Employees’ Share Scheme operated by the Company is less than the number of Claw-Back Shares and/or Claw-Back Investment Fund Interests, or the Participant ceases at any time to be a director or an employee of the Company or any member of the Group, then the Company may recover from the Participant the Cash Equivalent of the balance of the Shares and/or Investment Fund Interests remaining to be Clawed-Back and for these purposes the Cash Equivalent is a debt which is immediately due and payable by the Participant to the Company.

15.                               TRANSFERS, LEAVES OF ABSENCE AND OTHER CHANGES IN EMPLOYMENT STATUS FOR THE PURPOSES OF THE PLAN

A Participant shall not be treated as having ceased to be an employee of an Employing Company (i) until such time as that Participant is no longer employed by any Employing Company, and/or (ii) merely by reason of the occurrence of any of the following:

(a)                                 a transfer of the Participant’s employment from one Employing Company to another Employing Company; or

(b)                                 absence due to pregnancy or confinement (unless the Participant shall previously have notified her intention not to return in which case her

(3) Words in square brackets inserted on 23 February 2015

employment shall be deemed to be terminated on the date she so notifies her employer) until the Participant ceases to be entitled to exercise any statutory or contractual right to return to work; or

(c)                                  any leave of absence in excess of ninety days approved by the Participant’s Employing Company provided that the employee’s right to re-employment is guaranteed either by a statute or by contract; or

(d)                                 the Participant being seconded from an Employing Company to another company in the Henderson Group,

and references in this Plan to a Participant being employed by an Employing Company (including, for the avoidance of doubt, within this clause 15), shall include a Participant holding an office with any Employing Company or, in the case of (d) any Henderson Group company.

16.                               ASSIGNMENT IN RESTRICTED PERIOD

Subject to the provisions of the Plan, no Award or Allocation shall during the Restricted Period be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of intestacy.

17.                               OTHER COMPENSATION PLANS

Nothing contained in the Plan shall prevent the Directors from adopting other compensation arrangements, including further employees’ share schemes.

18.                               NO RIGHT TO EMPLOYMENT

Neither the action of the Company in establishing and/or operating the Plan, nor any action taken by it or by the Directors or the Committee under the Plan nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employment of any company in the Henderson Group.

19.                               SHARES — CHANGE OF CONTROL OF THE COMPANY

19.1                        For the purposes of this Rule, a ‘change of control situation’ shall be deemed to have arisen if:

(a)                 a general offer is made to acquire the whole of the issued ordinary share capital of the Company (or such part thereof that is not at the time owned by the offeror or any company controlled by the offeror and/or persons acting in concert with the offeror), or

(b)                 the court sanctions a compromise or arrangement under Article 125 of the Companies (Jersey) Law 1991 as a result of which it is proposed that a person or persons shall acquire more than 50% of the outstanding issued ordinary share capital of the Company.

19.1A               A “change of control situation” shall not be deemed to have arisen where Rule 21.3 applies.

19.2                        In the event of a ‘change of control situation’ arising:

(a)                 where Rule 19.1(a) applies, the Restricted Period and any other restrictions communicated to a Participant in relation to Restricted Shares and Bonus Shares shall terminate on the acquisition by the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror of more than 50% of the then outstanding issued ordinary share capital of the Company. If the offeror and/or such companies and/or such persons as aforesaid do not acquire more than 50% of the then outstanding issued ordinary share capital of the Company, the Restricted Period and any restrictions specified shall not terminate and shall continue unaffected by such acquisition;

(b)                 where Rule 19.1(b) applies, the Restricted Period and any restrictions communicated to the Participant in relation to Restricted Shares and Bonus Shares shall terminate on the date of the court sanction; and

(c)                  the Custodian shall take such action (if any) in respect of a Matching Award as is in accordance with the terms of such Matching Award.

20.                               INVESTMENT FUND INTERESTS - RELEVANT EVENTS

20.1                        On the occurrence of a Relevant Event (as defined in Rule 20.2 below) in respect of an Investment Fund (the Affected Fund), a Participant whose Award or Allocation comprises (prior to the Relevant Event and in whole or part) any Investment Fund Interests in the Affected Fund shall be notified as soon as possible of the Relevant Event by the Grantor, Custodian or Committee and shall be invited to instruct the Custodian to:

(a)                 sell his interests in the Affected Fund and indicate an Investment Fund into which the proceeds of that sale are to be re-invested. The Investment Fund Interests so acquired shall be regarded as equivalent to and shall be held by the Custodian on the same terms as the Participant’s interests in the Affected Fund (as Bonus Investment Fund Interests or Restricted Investment Fund Interests as applicable);

(b)                 sell his interests in the Affected Fund that were Bonus Investment Fund Interests and hold the proceeds of sale until the end of the Restricted Period; or

(c)                  take no action,

and the Custodian shall take such action (if any) in respect of a Matching Award as is in accordance with the terms of such Matching Award.

20.2                        A Relevant Event in respect of an Investment Fund is:

(a)                 a change in the identity of the investment manager of that Investment Fund from Henderson Global Investors (Holdings) plc, Henderson Fund

Management plc or a Subsidiary of such companies unless the Committee determines otherwise;

(b)                 a resolution to wind up that Investment Fund;

(c)                  in the case of an Investment Fund that is an Investment Trust Company, any person obtaining Control (within the meaning of section 995 of the Income Tax Act 2007) of that fund:

(i)                     as a result of making an offer to acquire the shares in such company which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have control of the Investment Trust Company; or

(ii)                  in pursuance of a compromise or agreement sanction by the Court under Article 125 of the Companies (Jersey) Law 1991;

provided that none of the events set out in (a) to (c) above shall be a Relevant Event in respect of an Investment Fund (the Original Fund) if, as a result of that event, the Participant. who was entitled to Investment Fund Interests in the Original Fund receives or will receive, as part of a scheme of reorganisation, amalgamation, reconstruction or conversion, Investment Fund Interests in one or more Investment Funds (in place of his interests in the Original Fund). In such a case, the Investment Fund Interests that the Participant shall receive shall be regarded as equivalent to and shall be held by the Custodian on the same terms as the Participant’s interests in the Original Fund (as Bonus Investment Fund Interests or Restricted Investment Fund Interests as applicable).

20.3                        The Participant shall be required to comply with any arrangements required by the Custodian or any Employing Company for the discharge of any taxation or national insurance (or the equivalent in any other jurisdiction) liability (including employer’s national insurance contributions) (“Taxation Liabilities”) arising as a result of the operation of this Rule 20. Such arrangements may, at the discretion of the Custodian or the Employing Company, include the sale of sufficient shares or investments by the Custodian to discharge any Taxation Liabilities.

21.                               ADJUSTMENTS

21.1                        If at any time after Bonus Shares or Restricted Shares have been Allocated or Awarded, the Company carries out a bonus issue in relation to its Shares then any bonus shares issued in relation to such Bonus Shares or Restricted Shares shall be added to and become part of the Allocation or Award and shall be held by the Custodian on the same terms as the Bonus Shares or Restricted Shares to which they relate.

21.2                        If at any time after Bonus Shares or Restricted Shares have been Allocated or Awarded, there is in relation to the Company’s ordinary share capital a consolidation, sub-division reduction or change in nominal value of Shares then the number and/or nominal value of Bonus Shares and Restricted Shares shall be adjusted to reflect such consolidation, sub-division, reduction or change in nominal value PROVIDED THAT if any adjustment is made at a time when the Company is included in the official list of the ASX, such adjustment must comply with the ASX Listing Rules in force at the time of the relevant consolidation, sub division, reduction or change in nominal value.

21.3                        If at any time after Bonus Shares or Restricted Shares have been Allocated or Awarded, a scheme of compromise or arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991 is sanctioned by the court with the result that Shares are exchanged for other securities, then the equivalent number of such other securities resulting from such compromise, arrangement or merger shall be equivalent to and shall be held on the same terms as the Restricted Shares or Bonus Shares to which they relate.

21.4                        If at any time after Bonus Shares or Restricted Shares have been Allocated or Awarded, the Company effects a rights issue in relation to Shares, the Custodian shall in respect of Restricted Shares and Bonus Shares take any course of action it may reasonably consider appropriate taking account, if the Custodian in its absolute discretion so determines, of any direction given by a Participant. The participant may sell such number of nil paid rights attaching to the Restricted Shares or Bonus Shares as will produce proceeds, as near as reasonably possible and after deduction of any costs, to permit the subscription for the remainder of their rights issue shares attached to the Restricted Shares or Bonus Shares (a “tail-swallow”). Following a tail-swallow the references in these Rules to Bonus Shares and Restricted Shares shall mean the aggregate number of original Shares and new Shares arising from such action. To the extent that the Participant funds the Custodian to take up the rights issue, the resulting shares will not be subject to the Plan.

21.5                        If at any time after Bonus Shares or Restricted Shares have been Allocated or Awarded, there is any reconstruction, amalgamation, re-organisation or other change affecting Shares, other than as provided in the preceding provisions of this Rule, the Custodian shall take such action as it may agree with the Committee, which action may include the termination of the Restricted Period, and, where the Custodian and the Committee consider it appropriate, the number of Restricted Shares and Bonus Shares held by the Custodian on behalf of a Participant shall be adjusted accordingly.

21.6                        The provisions of Rules 21.1, 21.2, 21.4 and 21.5 shall, if appropriate, apply to an Investment Fund mutatis mutandis.

21.7                        Upon the occurrence of any of the events specified in Rules 21.1 to 21.5, the Custodian shall take such action (if any) as it shall agree with the Committee.

22.                               AUTHORITY OF THE COMMITTEE

Subject to the provisions of the Trust Deed and the Plan the Committee shall have full power:

(a)                                 to establish this method of operation and proceedings, except that a quorum for proceedings of the Committee shall be not less than two members of the Committee;

(b)                                 to construe and interpret the Rules of the Plan;

(c)                                  to establish, amend or waive rules and regulations for its administration;

(d)                                 to correct errors, omissions and inconsistencies in the Plan; and

(e)                                  to vary or lapse individual unvested awards where there is retrospective evidence of a material failure of risk management or where results were misstated or there was another material misrepresentation in relation to performance that would have led to the original deferred award not being made or where there has been misbehaviour during the period of deferral by recommending to that Grantor that it does so in accordance with Rule 14.

23.                               AUTHORITY OF THE TRUSTEES

Subject to the provisions of the Trust Deed and the Plan (and with the prior consent of the Committee) the Grantor shall have full power:

(a)                                 to accelerate the termination of any Restricted Period in relation to an Award or Allocation; and

(b)                                 to correct errors, omissions or inconsistencies in any document issued by the Grantor or the Custodian in connection with or pursuant to the Plan.

24.                               DECISIONS OF THE COMMITTEE BINDING

Subject to the discretion of the Grantor as to participation in the Plan, all determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Directors shall be final, conclusive and binding.

25.                               TERM OF PLAN

Unless terminated earlier by the Directors, the Plan shall not be operated after 1 May 2024. Nothing in this rule prevents:

(a)                                 any amendment, modification or suspension at any time of any Award or Allocation; or

(b)                                 the waiver at any time of any terms or conditions thereof by the Committee under and in accordance with the provisions of the Plan; or

(c)                                  the amendment or modification by the Committee under Rule 26.

26.                               AMENDMENTS AND TERMINATION

The Committee may amend any of the provisions of the Plan in any way it thinks fit, provided that:

(a)                                 the Committee shall not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent or sanction of such number of Participants as hold Awards and/or Allocations under the Plan in relation to 75 per cent. of the Shares comprised in all Awards and/or Allocations under the Plan; and

(b)                                 no amendment to the advantage of Participants may be made to:

(i)                the definition of Eligible Employee in Rule 1.1;

(ii)             the limitations on the numbers of Shares subject to the Plan;

(iii)          the maximum entitlement of an Eligible Employee under the Plan;

(iv)         the basis for determining an Eligible Employee’s entitlement to Shares under the Plan;

(v)            the terms of Shares to be provided under the Plan; or

(vi)         the adjustment provisions of Rule 21 of the Plan,

without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any member of the Group. At any time while the Company is included in the official list of the ASX, no amendment may be made to these rules and no other changes may be made to Awards and/or Allocations except in accordance with the ASX Listing Rules.

27.                               MATCHING AWARD

27.1                        As a condition to the receipt of any Shares or Investment Fund Interests in satisfaction of a Matching Award, the Participant shall be required to comply with any arrangements required by the Custodian or any Employing Company for the discharge of any taxation or national insurance (or the equivalent in any other jurisdiction) liability (including employer’s national insurance contributions) (“Taxation Liabilities”) arising as a result of the receipt of such Shares or Investment Fund Interests. Such arrangements may, at the discretion of the Custodian or the Employing Company, include the sale of sufficient shares or investments by the Custodian to discharge any Taxation Liabilities.

28.                               MISCELLANEOUS

28.1                        By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his office or employment with the Company or any past or present Subsidiary for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Committee pursuant to a discretion contained in the Plan or the provisions of any statute or law relating to taxation.

28.2                        Benefits under the Plan shall not form part of a Participant’s remuneration for any purpose and shall not be pensionable.

28.3                        By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any member of the Group, the Trustees, its registrars, brokers, other third party administrator or any person who obtains Control of the Company or acquires the company, undertaking or part-undertaking which employs the Participant, whether within or outside of the European Economic Area.

28.4                        Any notice or other document required to be given under or in connection with the Plan may be delivered to a Participant or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate including any electronic address. Notices sent by post shall be deemed to have been given on the day following the date of posting and notices sent by electronic means shall be deemed to have been given twelve hours after the time of despatch or at such earlier time as receipt is acknowledged. Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Company may from time to time determine and notify to Participant).

28.5                        Any disputes regarding the interpretation of the Rules or the terms of any Award or Allocation or Matching Share shall be determined by the Committee (upon such advice as it shall consider necessary) and any decision in relation thereto shall be final and binding.

28.6                        The invalidity or non-enforceability of any provision or Rule of the Plan shall not affect the validity or enforceability of the remaining provisions and Rules of the Plan which shall continue in full force and effect.

29.                               GOVERNING LAW

This Plan is governed by and shall be construed in accordance with the laws of England. All disputes arising out of or in connection with these rules shall be subject to the exclusive jurisdiction of the courts of England and Wales.